EXHIBIT 99.1

Press Release Dated April 2, 2020

Geron Provides COVID-19 Related Business Update

MENLO PARK, Calif., April 2, 2020 – Geron Corporation (Nasdaq: GERN), a late-stage clinical development biopharmaceutical company, today announced an update to information from its March 12 year-end conference call related to the impact of the COVID-19 pandemic on the Company’s business, and described the measures being taken to protect the safety of Geron’s employees and patients in its clinical trials.

“We remain committed to advancing our imetelstat development plans, but recognize the unprecedented challenges created by the COVID-19 pandemic,” said John A. Scarlett, M.D., Chairman and Chief Executive Officer. “Like many other drug development companies, our clinical trial activities are being impacted in countries where healthcare systems are severely affected by the COVID-19 pandemic. Due to these circumstances, we no longer expect to complete enrollment in the IMerge Phase 3 trial or to commence our proof of concept study in high risk MDS and AML by the end of 2020, as we had originally planned. Given the fluid and rapidly evolving consequences of COVID-19, we cannot predict the long-term effect on IMerge timelines until we have more visibility on the length of the crisis and its impact on our IMerge clinical trial activities. We continue to monitor this situation and will provide an update on our next quarterly conference call.”

Geron’s Chief Financial Officer, Olivia Bloom added, “To actively conserve our financial resources during these uncertain times, we have implemented measures to manage our near-term cash burn, and expect our spending in 2020 will be lower than the $70 to $75 million we previously guided. We plan to update our 2020 spending guidance, to the extent practicable, on our next quarterly conference call.”

Geron Business Updates

Ongoing Operations

The Company has taken steps to ensure the safety and well-being of its employees. In compliance with local ‘stay at home’ measures and to limit the risk of exposure to and transmission of COVID-19, Geron has suspended all business travel and implemented a work from home policy for all employees. To enable business to continue virtually, Geron has made technology resources available to all employees.

IMerge Phase 3 Clinical Trial

Geron is planning to open more than 90 sites globally for the IMerge Phase 3 clinical trial. As of the end of March, 66% of the total sites were open in the United States, Europe, Middle East and Asia. Geron has provided guidance to IMerge investigators regarding COVID-19 intended to ensure the safety of patients while preserving the integrity of the trial.

COVID-19 related challenges have led to delays in new site initiations and enrollment. As a result, the Company no longer expects to complete enrollment in IMerge by year-end 2020, as previously disclosed. Geron continues to monitor this situation and expects to provide an update on its next quarterly conference call.

As previously disclosed, the Company has sufficient drug supply for the ongoing IMerge clinical trial.

Potential Registration Strategy for Imetelstat in Myelofibrosis (MF)

Geron currently has a scheduled meeting with the U.S. Food and Drug Administration (FDA) in the second quarter to discuss a potential regulatory approval path for imetelstat in MF. Geron expects to announce its decision regarding any potential late-stage development plans for MF by mid-year 2020.

Managing 2020 Operating Expenses

In response to the COVID-19 pandemic, Geron has implemented measures to manage its cash burn, including suspending travel and in-person meeting attendance, as well as re-evaluating its near-term hiring plan.

With these measures, as well as the anticipated delays in both completing IMerge enrollment and commencement of the proof of concept study in high risk MDS and acute myeloid leukemia (AML), the Company expects its 2020 operating expense burn to be lower than the previously disclosed guidance of $70 to $75 million. Geron plans to update 2020 operating expense burn guidance on its next quarterly conference call.

About Imetelstat

Imetelstat is a novel, first-in-class telomerase inhibitor exclusively owned by Geron and being developed in hematologic myeloid malignancies. Early clinical data suggest imetelstat may have disease-modifying activity through the apoptosis of malignant stem and progenitor cells, which allows potential recovery of normal hematopoiesis. Clinical studies of imetelstat sponsored by Geron include IMerge, a Phase 2/3 trial in lower risk myelodysplastic syndromes (MDS), and IMbark, a Phase 2 trial in Intermediate-2 or High-risk myelofibrosis (MF). Imetelstat has been granted Fast Track designation by the United States Food and Drug Administration for both the treatment of patients with non-del(5q) lower risk MDS who are refractory or resistant to an erythropoiesis-stimulating agent and for patients with Intermediate-2 or High-risk MF whose disease has relapsed after or is refractory to janus kinase (JAK) inhibitor treatment.

About Geron

Geron is a late-stage clinical biopharmaceutical company focused on the development and potential commercialization of a first-in-class telomerase inhibitor, imetelstat, in hematologic myeloid malignancies. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for statements of historical fact, the statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expectations, plans, timelines, beliefs, potential and prospects for imetelstat and Geron, including, without limitation, statements related to: (i) that imetelstat may have disease-modifying activity; (ii) that Geron plans to discuss a potential regulatory approval path with the FDA in the second quarter and to make a decision by mid-year 2020 regarding any potential late-stage development of imetelstat in MF; (iii) that Geron’s 2020 operating expense burn will be lower than the $70-$75 million that was previously guided; (iv) that Geron expects to update the timing for completion of enrollment in IMerge, commencement of the high risk MDS and AML proof of concept study and its financial guidance at its next quarterly conference call; and (v) other statements that are not historical facts. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, the following: (a) regulatory authorities may not permit the further development of imetelstat for MF and/or MDS and/or potential additional indications on a timely basis, or at all, and may impose clinical holds; (b) after interactions with the FDA, Geron may decide not to pursue further development of imetelstat in MF; (c) imetelstat may not demonstrate successful efficacy and safety in clinical trials; (d) Geron may be unable to project or attain complete enrollment of IMerge due to circumstances caused by the COVID-19 pandemic, such as: lack of patients, regulatory holds, insufficient number of sites, and/or unavailability of drug; (e) there may be failures or delays in manufacturing sufficient quantities of imetelstat, or other clinical trial materials, in a manner that meets the quality standards of the FDA and other regulatory authorities; (f) Geron may not be able to obtain sufficient funding to support further development of imetelstat; (g) imetelstat may fail to demonstrate in clinical trials that it has disease-modifying activity; and (h) Geron may decide not to start a proof-of-concept study in high risk MDS and AML. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron's periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including in Geron's annual report on Form 10-K for the year ended December 31, 2019 and in subsequent filings on Form 8-K. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

CONTACT:

Suzanne Messere
Investor and Media Relations
investor@geron.com
media@geron.com

CG Capital
877-889-1972

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